Exhibit 2.1

FIRST AMENDMENT TO
BUSINESS COMBINATION AGREEMENT

This First Amendment to the Business Combination Agreement (this “Amendment”), is effective as of January 21, 2026, by and among TLGY Acquisition Corp., a Cayman Islands exempted company (“SPAC”), StablecoinX Assets Inc., a Delaware corporation (the “Company”), and StablecoinX Inc., a Delaware corporation (“Pubco” and, together with SPAC and the Company, collectively, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the BCA (as defined below).

WITNESSETH:

WHEREAS, the Parties and the other parties thereto entered into that certain Business Combination Agreement, dated July 21, 2025 (the “BCA”), which provides that, among other things, SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving company, and immediately thereafter, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the transactions contemplated by the BCA, the “Business Combination”).

WHEREAS, clause (b) of Section 9.1 of the BCA provides that either the Company or SPAC may terminate the BCA if any of the conditions to the closing of the Business Combination set forth in Article VIII of the BCA have not been satisfied or waived prior to the Outside Date;

WHEREAS, the Parties wish to amend the BCA to extend the Outside Date; and

WHEREAS, Section 11.10 of the BCA provides that the BCA may be amended by an instrument in writing signed by each of the Parties at any time prior to the Closing.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment to the BCA. Effective as of the date of this Amendment:

a. Section 9.1(b) of the BCA is amended and restated in its entirety as provided below:

“(b) by written notice by SPAC or the Company if any of the conditions to the Closing set forth in Article VIII have not been satisfied or waived by the date that is nine (9) months from the date of the Agreement, or April 21, 2026 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the primary cause of, or directly resulted in, the failure of the Closing to occur on or before the Outside Date;

2. No Other Amendments. Except as specifically deemed amended as set forth herein, the BCA shall remain in full force and effect in accordance with its terms. The amendments provided in this Amendment shall be applicable solely with respect to those matters expressly provided herein and no other amendments, waivers or consents may be construed or implied. The BCA, this Amendment, and the Ancillary Documents constitute the entire agreement among the Parties, and merge and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4. Miscellaneous. The provisions of Section 11.2 (Notices), Section 11.3 (Assignment), Section 11.6 (Governing Law; Jurisdiction), Section 11.7 (Waiver of Jury Trial), Section 11.8 (Specific Performance), Section 11.9 (Severability), Section 11.10 (Amendment), Section 11.11 (Waiver), and Section 11.14 (No Recourse) of the BCA shall apply to this Amendment mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

TLGY ACQUISITION CORP.

By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer

STABLECOINX ASSETS INC.

By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer

STABLECOINX INC.

By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer

[Signature Page to First Amendment to Business Combination Agreement]